Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Innotrac Corporation

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-66045 and No. 333-54970) of Innotrac Corporation and subsidiaries of our report dated April 16, 2007, relating to the consolidated financial statements and schedule, which appears in the Company’s Annual Report to Shareholders on Form 10-K for the year ended December 31, 2006.

BDO Seidman, LLP

Atlanta, Georgia
April 16, 2007